UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2010

TASER International
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17800 N 85th St, Scottsdale, Arizona		85255
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 991-0797

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 15, 2010, the Board of Directors approved the appointment of Douglas E. Klint as President-Hardware Group. Mr. Klint assumes responsibility for the oversight of manufacturing operations, product research and development, marketing and human resources and continues his responsibility of the legal functions. Mr. Klint has served as Vice President General Counsel of the Company since 2002.

Mr. Klint’s current salary is $255,000 and he remains employed pursuant to an executive employment agreement, dated December 15, 2002, a copy of which is filed herewith and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Executive Employment Agreement with Douglas E. Klint, dated December 15, 2002 (incorporated by reference to Exhibit 10.14 of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASER International

February 18, 2010	By:	/s/ Daniel M. Behrendt

Name: Daniel M. Behrendt
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement with Douglas E. Klint, dated December 15, 2002 (incorporated by reference to Exhibit 10.14 of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002).